Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-100854, 333-140429, 333-157038, 333-163933, 333-167143, 333-180725, 333-180726, 333-184583, 333-192728, 333-221269, and 333-272016) on Form S-8, of our report dated May 23, 2025, with respect to the consolidated financial statements of Logitech International S.A. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
May 23, 2025